Exhibit 10.4

1st AMENDMENT TO AGREEMENT

THIS AMENDING AGREEMENT is dated June 11th, 2019.

Between:

IDEANOMICS, INC., formerly Seven Stars Cloud Group, Inc., a Nevada corporation (“Ideanomics” or “SSC” or “Purchaser”)

And:

SUN SEVEN STAR INTERNATIONAL LIMITED, a company organized under the laws of Hong Kong (“SSS” or “Seller”)

Background

1.	Ideanomics and SSS (the “Parties”) entered into a Intellectual Property Purchase and Assignment Agreement (the “Contract”) dated September 7th, 2018, for the following purpose:
•	For SSC to acquire the FinTalk Assets from SSS.

2.	The transaction was yet to close as of the writing of this Amending Agreement.

3.	The Parties desire to amend the Contract on the terms and conditions set forth in this Amending Agreement (the “Agreement”).

4.	This Agreement is the first amendment to the Contract.

IN CONSIDERATION OF the Parties agreeing to amend their obligations in the existing Contract, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to keep, perform, and fulfill the promises, conditions, and agreements below:

Amendments

The Contract is amended as follows:

1.	The following from the original Contract is hereby deleted from the Contract:

“Common Stock Consideration” means shares of the Purchaser’s Common Stock with a fair market value of $6,000,000 Dollars, which fair market value shall be determined based on the last closing trading price per share of the Purchaser’s Common Stock on NASDAQ on the trading day immediately preceding the Closing Date.

2.	The following from the original Contract is hereby changed and shall hereafter be and read as follows:

“Common Stock Consideration” means shares of the Purchaser’s Common Stock with a fair market value of $5,350,000 Dollars, which fair market value shall be determined based on the greater of (i) the last closing trading price per share of the Purchaser’s Common Stock on NASDAQ on the trading day immediately preceding the Closing Date; and (ii) $1.84 per share.

3.	The following from the original Contract is hereby deleted from the Contract:

2.2 (b) The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at 10:00 a.m. New York time on the date hereof (the “Closing Date”) via electronic exchange of signatures. The Parties hereby agree to deliver at the Closing such documents, certificates and other instruments as are set forth in ARTICLE 5 hereof and as may reasonably be required to effect the transfer and assignment by Seller of the FinTalk Assets and to consummate the Acquisition. All events which shall occur at the Closing shall be deemed to occur simultaneously at 10:00 a.m. New York time on the Closing Date.

4.	The following from the original Contract is hereby changed and shall hereafter be and read as follows:

2.2 (b) The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at 10:00 a.m. New York time on June 11th, 2019 (the “Closing Date”) via electronic exchange of signatures. The Parties hereby agree to deliver at the Closing such documents, certificates and other instruments as are set forth in ARTICLE 5 hereof and as may reasonably be required to effect the transfer and assignment by Seller of the FinTalk Assets and to consummate the Acquisition. All events which shall occur at the Closing shall be deemed to occur simultaneously at 10:00 a.m. New York time on the Closing Date.

In the instance of conflict between the terms of the Agreement and the Contract, the terms of the Agreement shall prevail.

No Other Change

Except as otherwise expressly provided in this Agreement, all of the terms and conditions of the Contract remain unchanged and in full force and effect.

Miscellaneous Terms

Capitalized terms not otherwise defined in this Agreement will have the meanings ascribed to them in the Contract. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine include the feminine and vice versa. No regard for gender is intended by the language of this Agreement.

IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand on this June 11th, 2019.

For IDEANOMICS, INC.

By:
Title:

For SUN SEVEN STAR INTERNATIONAL LIMITED.

By:
Title: